Exhibit 10.5

To:	VeriFone Holdings, Inc. 2099 Gateway Place, Suite 600 San Jose, CA 95110 Attention: Barry Zwarenstein, Executive Vice President and Chief Financial Officer
June 21, 2007

From:	Lehman Brothers Inc., acting as Agent
Lehman Brothers OTC Derivatives Inc., acting as Principal
Attention: Andrew Yare – Transaction Management Group
Telephone: (212) 526-9986
Facsimile: (646) 885-9546

Re:	Amendment to Warrant Transaction
     This amendment (this “Amendment”) is made as of this 21st day of June, 2007, between Lehman Brothers OTC Derivatives Inc. (“Party A”), represented by Lehman Brothers Inc. as its agent, and VeriFone Holdings, Inc. (“Party B”).
     WHEREAS, Party A and Party B are parties to a Confirmation dated as of June 18, 2007 (Global Deal ID: 3000789) (the “Confirmation”) relating to Warrants on shares of common stock (par value USD 0.01 per share) of Party B issued by Party B to Party A, the first scheduled Expiration Date for which is December 19, 2013;
     WHEREAS, the parties wish to amend the Confirmation on the terms and conditions set forth in this Amendment;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto agree as follows:
     Section 1. Terms Used but Not Defined Herein. Terms used but not defined herein shall have the respective meanings given to them in the Confirmation.
     Section 2. Amendment to the Confirmation.
(a)	The Premium under the Confirmation shall be USD 15,594,000.

(b)	The Number of Warrants and Expiration Dates specified in the Schedule shall be replaced in their entirety with the Number of Warrants and Expiration Dates set forth in an amended schedule (the “Amended Schedule”) delivered by Party A to Party B contemporaneously with the execution of this Amendment.
     Section 3. Representations, Warranties and Agreements. Party A and Party B each hereby repeats its respective representations, warranties and agreements contained in the Confirmation, with respect to the Amendment or with respect to the Confirmation, as amended by the Amendment, as the context requires.
     Section 4. Opinion. Party B shall deliver a written opinion of counsel, reasonably acceptable to Party A in form and substance, on or before the Effective Date, with respect to the matters set forth under the caption “Opinion” in the Confirmation.
     Section 5. Effectiveness. This Amendment shall become effective upon execution by the parties hereto.
     Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

     Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     Section 8. Effectiveness of Confirmation. Except as amended hereby, all the terms of the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

     Party B hereby agrees (a) to check this Amendment carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B with respect to the Transaction, by manually signing this Amendment or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy via facsimile to 646-885-9546, Attention: Documentation.

Yours faithfully, LEHMAN BROTHERS OTC DERIVATIVES INC.
By:	/s/ Anatoly Kozlov
	Name:	Anatoly Kozlov
	Title:	Authorized Signatory

Agreed and Accepted By:

VERIFONE HOLDINGS, INC.
By:	/s/ Barry Zwarenstein
	Name:	Barry Zwarenstein
	Title:	Executive Vice President and Chief Financial Officer